Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

September 20, 2021

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, CA 94025

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on or about the date hereof by Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 844,336 shares of the Company’s common stock, par value $0.001 per share (the “Assumed Shares”), issuable upon exercise of outstanding unvested options granted under the Omniome, Inc. 2014 Equity Incentive Plan (the “Omniome Plan”) as adjusted, converted and assumed by the Company in accordance with the Agreement and Plan of Merger and Reorganization, dated as of July 19, 2021, by and among the Company, Apollo Acquisition Corp., Apollo Acquisition Sub, LLC, Omniome, Inc., and Shareholder Representative Services LLC (the “Merger Agreement”), as well as 1,649,792 shares of the Company’s common stock (together with the Assumed Shares, the “Shares”) available for future issuance under the Omniome Equity Incentive Plan of Pacific Biosciences of California, Inc. (the “Mirror Plan” and together with the Omniome Plan, the “Plans”), which shares represent the number of shares of common stock of Omniome, Inc. that were available for issuance under the Omniome Plan as adjusted and converted pursuant to the terms of the Merger Agreement. As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under the Plans.

We, as the Company’s counsel in connection with the registration of the Shares, have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, certificates, records and other instruments that we have deemed relevant and necessary for the purpose of rendering the opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of all documents submitted to us as originals and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such documents; (c) the legal competence of all natural signatories to such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Pacific Biosciences of California, Inc.

September 20, 2021

We express no opinion as to the laws of any state or jurisdiction, other than the General Corporation law of the State of Delaware and the federal laws of the United States of America.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI Professional Corporation